UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2020

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	88-0318078
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4830 North Loop 1604W, Suite 111
San Antonio, Texas 78249
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 547-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	“CCO”	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture Governing 6.625% Senior Secured Notes Due 2025

On August 4, 2020, Clear Channel International B.V. (“Clear Channel International”), an indirect, wholly-owned subsidiary of Clear Channel Outdoor Holdings, Inc. (the “Company”), issued $375 million in aggregate principal amount of 6.625% Senior Secured Notes due 2025 (the “Notes”). The Notes were issued under an indenture, dated as of August 4, 2020 (the “Indenture”), among Clear Channel International, the Guarantors (as defined below), U.S. Bank National Association, as trustee, paying agent, registrar, authentication agent and transfer agent and U.S. Bank Trustees Limited, as security agent. The Notes mature on August 1, 2025 and bear interest at a rate of 6.625% per annum, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2021.

The Notes are guaranteed by certain of Clear Channel International’s existing and future subsidiaries (collectively, the “Guarantors”). The Company will not guarantee or otherwise assume any liability for the Notes.

The Notes and certain of the guarantees (the “secured guarantees”) are or will be secured, no later than 120 days from the issue date, by pledges over (i) the capital stock and material bank accounts of Clear Channel International and three of its indirect subsidiaries and (ii) any intercompany receivables owed to the parent holding company of Clear Channel International and/or Clear Channel International by such subsidiaries and, in the case of the parent holding company of Clear Channel International, by Clear Channel International, in each case subject to certain agreed security principles. The Notes are senior secured obligations that rank, in right of payment, pari passu to all unsubordinated indebtedness of Clear Channel International and senior to all subordinated indebtedness of Clear Channel International and rank, in right of security, senior to all unsecured and junior lien indebtedness of Clear Channel International to the extent of the value of the assets that constitute collateral. The secured guarantees of the Notes are senior obligations that rank, in right of payment, pari passu to all unsubordinated indebtedness of the Guarantors and senior to all subordinated indebtedness of the Guarantors and rank, in right of security, senior to all unsecured and junior lien indebtedness of the Guarantors to the extent of the value of the assets that constitute collateral. The remaining guarantees of the Notes are unsecured senior obligations that rank, in right of payment, pari passu to all unsubordinated indebtedness of the Guarantors and senior to all subordinated indebtedness of the Guarantors and rank, in right of security, junior to all secured indebtedness of the Guarantors to the extent of the value of the assets securing such indebtedness and pari passu to all unsecured indebtedness of the Guarantors.

Clear Channel International may redeem the Notes at its option, in whole or part, at any time prior to February 1, 2022, at a price equal to 100% of the principal amount of the Notes redeemed, plus a make-whole premium, plus accrued and unpaid interest to the redemption date. Clear Channel International may redeem the Notes, in whole or in part, on or after February 1, 2022, at the redemption prices set forth in the Indenture plus accrued and unpaid interest to the redemption date. At any time on or before February 1, 2022, Clear Channel International may elect to redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 106.625% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net proceeds of one or more equity offerings. In addition, during any twelve month period prior to February 1, 2022, Clear Channel International may redeem up to 10% of the aggregate principal amount of the Notes at a redemption price equal to 103% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.

The Indenture contains covenants that limit Clear Channel International’s ability and the ability of its restricted subsidiaries to, among other things: (i) pay dividends, redeem stock or make other distributions or investments; (ii) incur additional debt or issue certain preferred stock; (iii) transfer or sell assets; (iv) create liens on assets; (v) engage in certain transactions with affiliates; (vi) create restrictions on dividends or other payments by the restricted subsidiaries; and (vii) merge, consolidate or sell all or substantially all of Clear Channel International’s assets.

The description of the Notes and the Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above relating to the Notes and the Indenture is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On August 4, 2020, Clear Channel International used approximately $55.1 million of the net proceeds of the Notes to repay a promissory note of Clear Channel International (the “CCIBV Note”) in full at par, together with accrued but unpaid interest through the date of repayment. The CCIBV Note was issued on May 15, 2020 in the principal amount of approximately $53.0 million and bore interest at a rate of 14.00% per annum in cash (or 16.00% per annum if paid-in-kind), paid quarterly.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of August 4, 2020, among Clear Channel International B.V., the guarantors party thereto, U.S. Bank National Association, as trustee, paying agent, registrar, authentication agent and transfer agent, and U.S. Bank Trustees Limited, as security agent.

4.2	Form of 6.625% Senior Secured Notes due 2025 (incorporated by reference to Exhibit 4.1 filed herewith).

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: August 4, 2020	By:	/s/ Brian D. Coleman
Brian D. Coleman
Chief Financial Officer and Treasurer

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